Exhibit D-5

                    BEFORE THE ARIZONA CORPORATION COMMISSION


                                              DOCKET NO. E-01345A-98-0473 ET AL.
                                                    DECISION NO. _______________

CARL J. KUNASEK
         CHAIRMAN
JIM IRVIN
         COMMISSIONER
WILLIAM A. MUNDELL
         COMMISSIONER

IN THE MATTER OF THE APPLICATION OF ARIZONA PUBLIC SERVICE        DOCKET NO. E-01345A-98-0473
COMPANY FOR APPROVAL OF ITS PLAN FOR STRANDED COST RECOVERY.
--------------------------------------------------------------

IN THE MATTER OF THE FILING OF ARIZONA PUBLIC SERVICE COMPANY     DOCKET NO. E-01345A-97-0773
OF UNBUNDLED TARIFFS PURSUANT TO A.A.C. R14-2-1601 ET SEQ.

--------------------------------------------------------------

IN THE MATTER OF COMPETITION IN THE PROVISION OF ELECTRIC         DOCKET NO. RE-00000C-94-0165
SERVICES THROUGHOUT THE STATE OF ARIZONA.
                                                                  DECISION NO. 61973
--------------------------------------------------------------
                                                                  OPINION AND ORDER

DATES OF HEARING:     July 12, 1999 (pre-hearing  conference),  July 14, 15, 16,
                      19, 20, and 21, 1999

PLACE OF HEARING:     Phoenix, Arizona

PRESIDING OFFICER:    Jerry L. Rudibaugh

IN ATTENDANCE:        Carl J. Kunasek, Chairman
                      Jim Irvin, Commissioner

APPEARANCES:          Mr. Steven M. Wheeler, Mr. Thomas Mumaw and Mr. Jeffrey B.
                      Guldner, SNELL & WILMER, LLP, on behalf of Arizona Public
                      Service Company;

                      Mr. C. Webb Crockett and Mr. Jay Shapiro, FENNEMORE CRAIG, on behalf of Cyprus Climax Metals, Co., ASARCO, Inc., and Arizonans for Electric Choice & Competition;

                      Mr. Scott S. Wakefield, Chief Counsel, and Ms. Karen Nally on behalf of the Residential Utility Consumer Office;

                      Ms. Betty Pruitt on behalf of the Arizona Community Action Association;

                      Mr. Timothy Hogan on behalf of the Arizona Consumers Council;

                                       1                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


                      Mr. Robert S. Lynch on behalf of the Arizona Transmission Dependent Utility Group;

                      Mr. Walter W. Meek on behalf of the Arizona Utility Investors Association;

                      Mr. Douglas C. Nelson, DOUGLAS C. NELSON, P.C., on behalf of Commonwealth Energy Corporation;

                      Mr. Lawrence V. Robertson, Jr., MUNGER & CHADWICK, and Ms. Leslie Lawner, Director Government Affairs on behalf of Enron Corporation, and Mr. Robertson on behalf of PG&E Energy Services;

                      Mr. Lex J. Smith, BROWN & BAIN, P.A., on behalf of Illinova Energy Partners and Sempra Energy Trading;

                      Mr. Randall H. Werner, ROSHKA, HEYMAN & DeWULF, P.L.C., on behalf of NEV Southwest;

                      Mr. Norman Furuta on behalf of the Department of the Navy;

                      Mr. Bradley S. Carroll on behalf of Tucson Electric Power Company; and

                      Mr. Christopher C. Kempley, Assistant Chief Counsel and Ms. Janet F. Wagner, Staff Attorney, Legal Division on behalf of the Utilities Division of the Arizona Corporation Commission.

BY THE COMMISSION:

     On December 26, 1996, the Arizona Corporation Commission ("Commission") in Decision No. 59943 enacted A.A.C. R14-2-1601 through R14-2-1616 ("Rules" or "Electric Competition Rules").

     On June 22, 1998, the Commission issued Decision No. 60977, the Stranded Cost Order which required each Affected Utility to file a plan for stranded cost recovery.

     On August 10, 1998, the Commission issued Decision No. 61071 which made modifications to the Rules on an emergency basis.

     On August 21, 1998, Arizona Public Service Company ("APS") filed its Stranded Costs plan.

     On November 5, 1998, APS filed a Settlement Proposal that had been entered into with the Commission's Utilities Division Staff ("Staff Settlement Proposal"). Our November 24, 1998 Procedural Order set the matter for hearing. On November 25, 1998, the Commission issued

                                       2                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


Decision No. 61259 which established an expedited procedural schedule for evidentiary hearings on the Staff Settlement Proposal.

     On November 30, 1998, the Arizona Attorney General's Office, in association with numerous other parties, filed a Verified Petition for Special Action and Writ of Mandamus with the Arizona Supreme Court ("Court") regarding the Commission's November 25, 1998 Procedural Order, Decision No. 61259. The Attorney General sought a Stay of the Commission's consideration of the Staff Settlement Proposal with APS and Tucson Electric Power Company ("TEP").

     On December 1, 1998, Vice Chief Justice Charles J. Jones granted a Motion for Immediate Stay of the Procedural Order. On December 9, 1998, the Commission Staff filed a notice with the Supreme Court that the Staff Settlement Proposal had been withdrawn from Commission consideration.

     On April 27, 1999, the Commission issued Decision No. 61677, which modified Decision No. 60977. On May 17, 1999, APS filed with the Commission a Notice of Filing, Application for Approval of Settlement Agreement ("Settlement" or "Agreement") (1) and Request for Procedural Order.

     Our May 25, 1999 Procedural Order set the matter for hearing commencing on July 14, 1999.

     This matter came before a duly authorized Hearing Officer of the Commission at its offices in Phoenix, Arizona. APS, Cyprus Climax Metals, Co., ASARCO, Inc., Arizonans for Electric Choice & Competition ("AECC"), Residential Utility Consumer Office ("RUCO"), the Arizona Community Action Association ("ACAA"), the Arizona Consumers Council, the Arizona Transmission Dependent Utility Group, the Arizona Utility Investors Association, Enron Corporation, PG&E Energy Services, Illinova Energy Partners, Sempra Energy Trading, NEV Southwest, the Department of the Navy, Tucson Electric Power Company, Commonwealth Energy Corporation

----------
1 The Parties to the Proposed Settlement are as follows: the Residential Utility Consumer Office, Arizona Public Service Company, Arizona Community Action Association and the Arizonans for Electric Choice and Competition which is a coalition of companies and associations in support of competition that includes Cable Systems International, BHP Copper, Motorola, Chemical Lime, Intel, Honeywell, Allied Signal, Cyprus Climax Metals, Asarco, Phelps Dodge, Homebuilders of Central Arizona, Arizona Mining Industry Gets Our Support, Arizona Food Marketing Alliance, Arizona Association of Industries, Arizona Multi-housing Association, Arizona Rock Products Association, Arizona Restaurant Association, Arizona Retailers Association, Boeing, Arizona School Board Association, National Federation of Independent Business, Arizona Hospital Association, Lockheed Martin, Abbot Labs and Raytheon.

                                       3                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


("Commonwealth") and Staff of the Commission appeared through counsel. Evidence was presented concerning the Settlement Agreement, and after a full public hearing, this matter was adjourned pending submission of a Recommended Opinion and Order by the Presiding Officer to the Commission. In addition, a post-hearing briefing schedule was established with simultaneous briefs filed on August 5, 1999.

                                   DISCUSSION

INTRODUCTION

     The Settlement provides for rate reductions for residential and business customers; sets the amount, method, and recovery period of stranded costs that APS can collect in customer charges; establishes unbundled rates; and provides that APS will separate its generating facilities, which will operate in the competitive market, from its distribution system, which will continue to be regulated.

     According to APS, the Settlement was the product of months of hard negotiations with various customer groups. APS opined that the Settlement provides many clear benefits to customers, potential competitors, as well as to APS. Some of those benefits as listed by APS are as follows:

* Allowing competition to commence in APS' service territory months before otherwise possible and expanding the initial eligible load by 140 MW;

* Establishing both Standard Offer and Direct Access rates, and providing for annual rate reductions with a cumulative total of as much as $475 million by 2004;

*    Ensuring stability and certainty for both bundled and unbundled rates;

* Resolving the issue of APS' stranded costs and regulatory asset recovery in a fair and equitable manner;

* Providing for the divestiture of generation and competitive services by APS in a cost-effective manner;

* Removing the specter of years of litigation and appeals involving APS and Commission over competition-related issues;

*    Continuing support for a regional ISO and the AISA;

*    Continuing support for low income programs; and

* Requiring APS to file an interim code of conduct to address affiliate relationships.

                                       4                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


     The Settlement was entered into by RUCO and the ACAA reflecting Agreement by residential customers of APS to the Settlement's terms and conditions. In addition, the Settlement was executed by the AECC, a coalition of commercial and industrial customers and trade associations. AECC opined that since residential and non-residential customers have agreed to the Settlement, the "public interest" has been served. AECC indicated the Settlement was not perfect but was the result of "give and take" by each of the parties. Accordingly, AECC urged the Commission to protect the "public interest" by approving the Settlement and not allow Energy Service Providers ("ESPs") to delay the benefits that competition has to offer.

LEGAL ISSUES:

     The Arizona Consumers Council ("Consumers Council") opined that the Agreement was not legal because: (1) there was no full rate proceeding(2); (2)
Section 2.8 of the Agreement violates A.R.S. Section 40-246, regarding Commission initiated rate reductions; and (3) the Agreement illegally binds future Commissions. According to the Consumers Council, the Commission does not have evidence to support a finding that the rates proposed in the Agreement are just and reasonable; that the rate base proposed is proper; and asserted the proposed adjustment clause can not be established outside a general rate case.

     Staff argued that the Commission in Decision No. 59601, dated April 26, 1996, has previously determined just and reasonable rates for APS which must be charged until changed in a rate proceeding. According to Staff, this case is not about changing existing rates, but instead involves the introduction of a new service - direct access. The direct access rates have been designed to replicate the revenue flow from existing rates. Staff opined that the Commission has routinely, and lawfully, approved rates for new services outside of a rate case. Further, Staff asserted that the rates proposed in the Settlement are directly related to a complete financial review. Staff indicated that the Consumers Council has provided no contrary information and should not be allowed to collaterally attack Decision No. 59601.

     APS argued that no determination of fair value rate base ("FVRB"), fair value rate of return

----------
2 Although the Consumers Council indicated they did not believe a full rate proceeding was necessary, it is unclear as to the type of proceeding the Consumers Council believed was necessary.

                                       5                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


("FVROR"), or other financial analysis is legally necessary to justify current APS rate levels, allow the introduction of a new service, or to evaluate a series of voluntary rate decreases. In spite of that, APS did provide information to support a FVRB of $5,195,675,000 and FVROR of 6.63 percent. No other party presented evidence in support of a FVRB or FVROR. Staff supported APS.

     We concur with Staff and APS. The Consumers Council has provided no legal authority that a full rate proceeding is necessary in order to adopt a rate reduction or rates for new services. Further, pursuant to the Arizona
Constitution, the Commission has jurisdiction over ratemaking matters. We also find that notice of the application and hearing was provided and that APS has provided sufficient financial information to support a finding of FVRB and FVROR. Lastly, this Commission can clearly bind future Commissions as a result of its Decision. However, as later discussed, we agree there are limitations to such legal authority.

SHOPPING CREDIT

     One of the most  contentious  issues  in the  hearing  was the level of the
"shopping credit." The "shopping credit" is the difference between the customer's Standard Offer Rate and the Direct Access Rate available to customers who take service from ESPs. The ESPs generally argued that the Settlement's "shopping credits" were not sufficient to allow a new entrant to make a profit. AECC opined that such an argument was nothing more than a request to increase ESP's profits.

     Staff opined that the "shopping credit" was too low and recommended it be increased without impacting the stranded cost recovery amount of $350 million. Under Staff's proposal, the increased "shopping credit" would be offset by reducing the competitive transition charge ("CTCs"). Further, Staff recommended that any stranded costs not collected could simply be deferred and collected after 2004.

     The AECC expert testified that the "shopping credit" under the Agreement was superior to the "Shopping Credit" in the Staff Settlement Proposal as well as the one offered to SRP's customers. APS argued that artificially high shopping credits will likely increase ESP profits without lowering customer rates and will encourage inefficient firms to enter the market. Based on the analysis of the

                                       6                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


40kW to 200 kW customer group(3), APS showed an average margin on the "shopping credit" of over 8 mils per kWh or a 23 percent markup over cost. APS asserted that the test for a reasonable "shopping credit" "should not be whether ALL ESPs can profit on all APS customers ALL of the time".

     Based on the evidence presented, the "shopping credits" appear to be reasonable to allow ESPs to compete in an efficient manner. Further, we do not find customer rates should be increased simply to have higher "shopping credits".

METERING AND BILLING CREDITS

     The metering and billing credits resulting from the Agreement are based on decremental costs. Several of the ESPs and Staff argued that these credits should be based upon embedded costs and not decremental costs. APS responded that such a result could cause them to lose revenues since its costs would only go down by the decremental amounts. Staff testified that the Company would not lose significant income if it used embedded costs since it would free up resources to service new customers.

     We concur. The proposed credits for metering, meter reading and billing(4) will result in a direct access customer paying a portion of APS costs as well as a portion of the ESP's costs. We believe this would stymie the competitive market for these services. As a result, we find the approval of the Settlement should be conditioned upon the use of Staff's proposed credits for metering, meter reading, and billing.

PROPOSED ONE-YEAR ADVANCE NOTICE REQUIREMENT:

     Section 2.3 provides that

          "Customers greater than 3MW who chose a direct access supplier must give APS one year's advance notice before being eligible to RETURN to Standard Offer service." [emphasis added]

     Several parties expressed concerns that the one-year notice requirement to return to Standard Offer service would create a deterrent to load switching by large industrial, institutional and commercial customers. PG&E proposed that any increased cost could be charged directly to the

----------
3 Represents over 80 percent of the general service customers for competitive access in phase one.

4 For example, the monthly credits for a direct access residential customers are $1.30, $0.30, and $0.30 for metering, meter reading and billing, respectively.

                                       7                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


customer as a condition to its return.

     We agree that APS needs to have some protection from customers leaving the system when market prices are low and jumping back on Standard Offer rates when market prices go up. The suggestion by PG&E that the customer be allowed to go back to the Standard Offer if the customer pays for additional costs it has caused is a reasonable resolution. Accordingly, we will order APS to submit substitute language on this issue.

SECTION 2.8

     Several of the parties expressed concern that Section 2.8 of the Agreement allows APS to seek rate increases under specified conditions. Additionally, as previously discussed, the Consumers Council opined that Section 2.8 violated A.R.S. Section 40-246. Staff recommended the Commission condition approval of the Agreement on Section 2.8 being amended to include language that the Commission or Staff may commence rate change proceedings under conditions paralleling those provided to the utility, including response to petitions submitted under A.R.S. ss. 40-246.

     We agree that Section 2.8 is too restrictive on the Commission's future action. Accordingly, we will condition approval of the Agreement on inclusion of the following language in Section 2.8:

          Neither the Commission nor APS shall be prevented from seeking or authorizing a change in unbundled or Standard Offer rates prior to July 1, 2004, in the event of (a) conditions or circumstances which constitute an emergency, such as an inability to finance on reasonable terms, or (b) material changes in APS' cost of service for Commission-regulated services resulting from federal, tribal, state or local laws, regulatory requirements, judicial decisions, actions or orders. Except for the changes otherwise specifically contemplated by this Agreement, unbundled and Standard Offer rates shall remain unchanged until at least July 1, 2004.

SECTION 7.1

     The Consumers Council opined that there was language in the Agreement which would illegally bind future Commissions. While Staff disagreed with the legal opinion of the Consumers Council, Staff was concerned with some of the binding language in the Agreement and in particular with the following language in
Section 7.1:

          7.1. To the extent any provision of this Agreement is inconsistent with any existing or future Commission order, rule or regulation or is inconsistent with the Electric

                                       8                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


     Competition Rules as now existing or as may be amended in the future, the provisions of this Agreement shall control and the approval of the
     Agreement by the Commission shall be deemed to constitute a Commission-approved variation or exemption to any conflicting provision of the Electric Competition Rules.

Staff recommended the Commission not approve Section 7.1.

     We share Staff's concerns. We also recognize that the parties want to preserve their benefits to their Agreement. We agree with the parties that to the extent any provision of the Agreement is inconsistent with the Electric Competition Rules as finalized by the Commission in September 1999, the provisions of the Agreement shall control. We want to make it clear that the Commission does not intend to revisit the stranded cost portion of the Agreement. It is also not the Commission's intent to undermine the benefits that parties have bargained for. With that said, the Commission must be able to make rule changes/other future modifications that become necessary over time. As a result, we will direct the parties and Staff to file within 10 days, a revised
Section 7.1 consistent with the Commission's discussions herein and subsequently approved by this Commission.

GENERATION AFFILIATE

     Section 4.1 of the Agreement provides the following:

     4.1 The Commission will approve the formation of an affiliate or affiliates of APS to acquire at book value the competitive services assets as currently required by the Electric Competition Rules. In order to facilitate the separation of such assets efficiently and at the lowest possible cost, the Commission shall grant APS a two-year extension of time until December 31, 2002, to accomplish such separation. A similar two-year extension shall be authorized for compliance with A.A.C. R14-2-1606(B).

Related to Section 4.1 is Section 2.6(3) which allows APS to defer costs of forming the generation affiliate, to be collected beginning July 1, 2004.

     According to NEV Southwest, APS indicated that it intends to establish a generation affiliate under Pinnacle West, not under APS. Further, that APS intends to procure generation for standard offer customers from the wholesale generation market as provided for in the Electric Competition Rules. Additionally, it was NEV Southwest's understanding that the affiliate generation company could bid for the APS standard offer load under an affiliate FERC tariff, but there would be no automatic privilege outside of the market bid. NEV Southwest supports the aforementioned concepts and recommended they be explicitly stated in the Agreement.

     We concur with NEV Southwest. We shall order APS to include language as requested by

                                       9                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


NEV Southwest. Power for Standard Offer Service will be acquired in a manner consistent with the Commission's Electric Competition Rules. We generally support the request of APS to defer those costs related to formation of a new generation affiliate pursuant to the Electric Competition Rules. We also recognize the Company is making a business decision to transfer the generation assets to an affiliate instead of an unrelated third party. As a result, we find the Company's proposed mitigation of stranded costs(5) in the Settlement should also apply to the costs of forming the new generation affiliate. Accordingly,
Section 2.6(3) should be modified to reflect that only 67 percent of those costs to transfer generation assets to an affiliate shall be allowed to be deferred for future collection.

     Some parties were concerned that Sections 4.1 and 4.2 provide in effect that the Commission will have approved in advance any proposed financing arrangements associated with future transfers of "competitive services" assets to an affiliate. As a result, there was a recommendation that the Commission retain the right to review and approve or reject any proposed financing arrangements. In addition, some parties expressed concern that APS has not definitively described the assets it will retain and which it will transfer to an affiliate.

     We share the concerns that the non-competitive portion of APS not subsidize the spun-off competitive assets through an unfair financial arrangement. We want to make it clear that the Commission will closely scrutinize the capital structure of APS at its 2004 rate case and make any necessary adjustments. The Commission supports and authorizes the transfer by APS to an affiliate or affiliates of all its generation and competitive electric service assets as set forth in the Agreement no later than December 31, 2002. However, we will require the Company to provide the Commission with a specific list of any assets to be so transferred, along with their net book values at the time of transfer, at least thirty days prior to the actual transfer. The Commission reserves the right to verify whether such specific assets are for the provision of generation and other competitive electric services or whether there are additional APS assets that should be so transferred.

UNBUNDLED RATES

     Several parties expressed concern that the Agreement's unbundled rates fail to provide the

----------
5    Agreement to not recover $183 million out of a claimed $533 million.

                                      10                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


necessary information to determine whether a competitor's price is lower than the Standard Offer rate. Further, some of the parties asserted that APS has not performed a functional cost-of-service study and as a result the Settlement's "shopping credit" is an artificial division of costs. In response, APS indicated the Standard Offer rates can not be unbundled on a strict cost-of-service basis unless the Standard Offer rates are redesigned to equal cost-of-service. APS opined that such a process would result in significant rate increases for many customers.

     AECC asserted that a full rate case would result in additional months/years of delay with continued drain of resources by all interested entities.

     The ESPs asserted that the bill format proposed by APS is misleading and too complex. In general, the ESPs desired a bill format that would allow customers to easily compare Standard Offer and Direct Access charges in order to make an informed decision. As a result, APS was directed to circulate an Informational Unbundled Standard Offer Bill ("Bill") to the parties for comments. Subsequent to the hearing, a Bill was circulated to the parties for comments to determine what consensus could be reached on its format. In general, there was little dispute with the format of the Bill. However, PG&E and Commonwealth disagreed with the underlying cost allocation methodologies. Enron was concerned that the Bill portrayed the Standard Offer to be more simplistic than the Direct Access portion of the Bill. Enron proposed a bill format that would clearly identify those services which are available from an ESP. Based on comments from RUCO and Staff, APS made general revisions to the proposed Bill.

     We find the APS Attachment AP-1R, second revised dated 8/16/99 provides sufficient information in a concise manner to enable customers to make an informed choice. (See Attachment No. 2 herein). However, we find the Enron breakdown into a Part 1 versus Parts 2 and 3 will further help educate customers as to choice. We will direct APS to further revise its Bill to have a Part 1 as set forth by the Enron breakdown. We believe Parts 2 and 3 can be combined for simplicity.

     We concur with APS that it is not necessary to file a revised cost-of-service study at this time. The proposed Standard Offer rates contained in the Settlement are based on existing tariffs approved by this Commission. Further, we concur with AECC that a full rate case with a revised cost-of-service study would result in months/years of additional delay. Lastly, the Standard Offer rates as

                                      11                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


proposed in the Settlement are consistent with the Commission's requirement that no customer shall receive a rate increase. The following was extracted from Decision No. 61677:

          "No customer or customer class shall receive a rate increase as a result of stranded cost recovery by an Affected Utility under any of these options."

CODE OF CONDUCT

     There were concerns expressed that APS would be writing its own Code of Conduct. Subsequently, APS did provide a copy of its proposed Code of Conduct to the parties for comment. Several parties also expressed concern that any Code of Conduct would not cover the actions of a single company during the two-year delay for transferring generation assets.

     Based on the above, we will direct APS to file with the Commission no later than 30 days of the date of this Decision, its interim Code of Conduct. We will direct APS to file its revised Code of Conduct within 30 days of the date of this Decision. Such Code of Conduct should also include provisions to govern the supply of generation during the two-year period of delay for the transfer of generation assets so that APS doesn't give itself an undue advantage over the ESPs. All parties shall have 60 days from the date of this Decision to provide their comments to APS regarding the revised Code of Conduct. APS shall file its final proposed Code of Conduct within 90 days of the date of this Decision. Subsequently, within 10 days of filing the Code of Conduct, the Hearing Division shall establish a procedural schedule to hear the matter.

SECTION 2.6(1)

     Pursuant to the Agreement, the Commission shall approve an adjustment clause or clauses which among other things would provide for a purchased power adjustor ("PPA") for service after July 1, 2004 for Standard Offer obligations. Part of the justification for the PPA was the fact that these costs would be outside of the Company's control.

     We concur that a PPA would result in less risk to the Company resulting in lower costs for the Standard Offer customers. As a result, we will approve the concept of the PPA as set forth in Section 2.6(1) with the understanding that the Commission can eliminate the PPA once the Commission has provided reasonable notice to the Company.

                                      12                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


REQUESTED WAIVERS

     Section 4.3 of the Agreement would automatically act to exempt APS and its affiliates from the application of a wide range of provisions under A.R.S. Title
40. In addition, under Section 4.5 of the Agreement, Commission approval without modification will act to grant certain waivers to APS and its affiliates of a variety of the provisions of the Commission's affiliate interest rules (A.A.C. R14-2-801, ET SEQ.), and the rescission of all or portions of certain prior Commission decisions.

     Staff recommended that the Commission reserve its approval of the requested statute waivers until such time as their applicability can be evaluated on an industry-wide basis, rather than providing a blanket exemption for APS and its affiliates. Additionally, Staff recommended that the Commission not waive the applicability of A.A.C. R14-2-804(A), in order to preserve the regulatory authority needed by the Commission to justify approving Exempt Wholesale Generator ("EWG") status for APS' generation affiliate.

     We concur with Staff. Accordingly, the requested statutory waivers shall not be granted by this Decision. Those waivers will be considered in an industry-wide proceeding to be scheduled at the Commission's earliest convenience. The requested waivers of affiliate interest rules and rescission of prior Commission decisions shall be granted, except that the provisions of A.A.C. R14-2-804(A) shall not be waived.

                                ANALYSIS/SUMMARY

     Consistent with our determination in Decision No. 60977, the following primary objectives need to be taken into consideration in deciding the overall stranded cost issue:

     A. Provide the Affected Utilities a reasonable opportunity to collect 100 percent of their unmitigated stranded costs;

     B. Provide incentives for the Affected Utilities to maximize their mitigation effort;

     C. Accelerate the collection of stranded costs into as short of a transition period as possible consistent with other objectives;

     D. Minimize the stranded cost impact on customers remaining on the standard offer;

     E.   Don't confuse customers as to the bottom line; and

                                      13                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


     F.   Have full generation competition as soon as possible.

The Commission also recognized in Decision No. 60977 that the aforementioned objectives were in conflict. Part of that conflict is reflected in the following language extracted from Decision No. 60977:

               One of the main concerns expressed over and over by various consumer groups was that the small consumers would end up with higher costs during the transition phase and all the benefits would flow to the larger users. At the time of the hearing, there had been minimal participation in California by residential customers in the competitive electric market place. It is not the Commission's intent to have small consumers pay higher short-term costs in order to provide lower costs for the larger consumers. Accordingly, we will place limitations on stranded cost recovery that will minimize the impact on the standard offer.

Decision No. 61677 modified Decision No. 60977 and allowed each Affected Utility to chose from five options.

     With the modifications contained herein, we find the overall Settlement satisfies the objectives set forth in Decision Nos. 60977 and 61677. We believe the Settlement will result in an orderly process that will have real rate reductions(6) during the transition period to a competitive generation market. The Settlement allows EVERY APS CUSTOMER to have the immediate opportunity to benefit from the change in market structure while maintaining reliability and certainty of delivery. Further, the Settlement in conjunction with the Electric Rules will provide every APS customer with a choice in a reasonable timeframe and in an orderly manner. If anything, the Proposed Settlement favors customers over competitors in the short run since APS has agreed to reductions in rates totaling 7.5 percent(7). This Commission supports competition in the generation market because of increased benefits to customers, including lower rates and greater choice. While some of the potential competitors have argued that higher "shopping credits" will result in greater choice, we find that a higher shopping credit would also mean less of a rate reduction for APS customers. We find that the Settlement strikes the proper balance between competing objectives by allowing immediate

----------
6 There have been instances in other states where customers were told they would receive rate decreases which were then offset by a stranded cost add-on.

7 Pursuant to Decision No. 59601, dated April 24, 1996, 0.68 percent of that decrease would have occurred on July 1, 1999.

                                      14                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


rate reductions while maintaining a relatively short transition period for collection of stranded costs, followed shortly thereafter with a full rate case. At that point in time the collection of stranded costs will be completed and unbundled rates can be modified based upon an updated cost study.

                               * * * * * * * * * *

     Having considered the entire record herein and being fully advised in the premises, the Commission finds, concludes, and orders that:

                                FINDINGS OF FACT

     1. APS is certificated to provide electric service as a public service corporation in the State of Arizona.

     2. Decision No. 59943 enacted R14-2-1601 through -1616, the Retail Electric Competition Rules.

     3. Following a hearing on generic issues related to stranded costs, the Commission issued Decision No. 60977, dated June 22, 1998.

     4. Decision No. 61071 adopted the Emergency Rules on a permanent basis.

     5. On August 21, 1998, APS filed its Stranded Costs plan.

     6. On November 5, 1998, APS filed the Staff Settlement Proposal.

     7. Our November 24, 1998 Procedural Order set the matter for hearing.

     8. Decision No. 61259 established an expedited procedural schedule for evidentiary hearings on the Staff Settlement Proposal.

     9. The Court issued a Stay of the Commission's consideration of the Staff Settlement Proposal.

     10.  Staff  withdrew  the  Staff   Settlement   Proposal  from   Commission
consideration.

     11. On May 17, 1999, APS filed its Settlement requesting Commission approval.

     12. Our May 25, 1999 Procedural Order set the Settlement for hearing commencing on July 14, 1999.

     13. Decision No. 61311 (January 11, 1999) stayed the effectiveness of the Emergency Rules and related Decisions, and ordered the Hearing Division to conduct further proceedings in this Docket.

                                      15                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


     14. In Decision No. 61634 (April 23, 1999), the Commission adopted modifications to R14-2-201 through-207, -210 and 212 and R14-2-1601 through -1617.

     15.  Pursuant to Decision No. 61677,  dated April 27, 1999,  the Commission modified Decision No. 60977 whereby each Affected Utility could choose one of the following options: (a) Net Revenues Lost Methodology; (b) Divestiture/Auction Methodology; (c) Financial Integrity Methodology; (d) Settlement Methodology; and (e) the Alternative Methodology.

     16. APS and other Affected Utilities filed with the Arizona Superior Court various appeals of Commission Orders adopting the Competition Rules and related Stranded Cost Decisions (the "Outstanding Litigation").

     17. Pursuant to Decision No. 61677, APS, RUCO, AECC, and ACAA entered into the Settlement to resolve numerous issues, including stranded costs and unbundled tariffs.

     18. The difference between market based prices and the cost of regulated power has been generally referred to as stranded costs.

     19. Any stranded cost recovery methodology must balance the interests of the Affected Utilities, ratepayers, and the move toward competition.

     20. All current and future customers of the Affected Utilities should pay their fair share of stranded costs.

     21. Pursuant to the terms of the Settlement Agreement, APS has agreed to the modification of its CC&N in order to implement competitive retail access in its Service Territory.

     22. The Settlement Agreement provides for competitive retail access in APS' Service Territory, establishes rate reductions for all APS customers, sets a mechanism for stranded cost recovery, resolves contentious litigation, and therefore, is in the public interest and should be approved.

     23. The information and formula for rate reductions contained in Exhibit AP-3 Appended to APS Exhibit No. 2 provides current financial support for the proposed rates.

     24.  RUCO,  ACAA,  and  AECC   collectively,   represent   residential  and
non-residential customers.

     25. According to AECC, the Agreement results in higher shopping credits than in the Staff

                                      16                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


Settlement Proposal as well as those offered by SRP.

     26. The decremental approach for metering and billing will not provide sufficient credits for competitors to compete.

     27. Pursuant to the Settlement, customers will receive substantial rate reductions without the necessity of a full rate case.

     28. An APS rate case would take a minimum of one year to complete.

     29. ESPs that have been certificated have shown more of an interest in serving larger business customers than residential customers.

     30. It is not in the public or customers' interests to forego guaranteed Standard Offer rate reductions in order to have a higher shopping credit.

     31. The Settlement will permit competition in a timely and efficient manner and insure all customers benefit during the transition period.

     32. Based on the evidence presented, the FVRB and FVROR of APS is determined to be $5,195,675,000 and 6.63 percent, respectively.

     33. The terms and conditions of the Settlement Agreement as modified herein are just and reasonable and in the public interest.


                               CONCLUSIONS OF LAW

     1. The Affected Utilities are public service corporations within the meaning of the Arizona Constitution, Article XV, under A.R.S. ss.ss. 40-202, -203, -250, -321, -322, -331, -336, -361, -365, -367, and under the Arizona
Revised Statutes, Title 40, generally.

     2. The Commission has jurisdiction over the Affected Utilities and of the subject matter contained herein.

     3. Notice of the proceeding has been given in the manner prescribed by law.

     4. The Settlement Agreement as modified herein is just and reasonable and in the public interest and should be approved.

     5. APS should be authorized to implement its Stranded Cost Recovery Plan as set forth in the Settlement Agreement.

     6. APS' CC&N should be modified in order to permit competitive retail access in APS'

                                      17                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


CC&N service territory.

     7. The requested statutory waivers should not be granted at this time. A proceeding should be commenced to consider statutory waivers on an industry-wide basis. The other waivers requested by APS in the Settlement should be granted as modified herein, except that the provisions of A.A.C. R14-2-804(A) shall not be waived.

                                      ORDER

         IT IS  THEREFORE  ORDERED  that the  Settlement  Agreement  as modified
herein  is  hereby   approved  and  all  Commission   findings,   approvals  and
authorizations requested therein are hereby granted.

         IT IS FURTHER ORDERED that Arizona Public Service Company's CC&N is hereby modified to permit competitive retail access consistent with this Decision and the Competition Rules.

         IT IS FURTHER ORDERED that within 30 days of the date of this Decision, Arizona Public Service Company shall file a proposed Code of Conduct for Commission approval.

         IT IS FURTHER ORDERED that Arizona Public Service Company shall file a revised Settlement Agreement consistent with the modifications herein.

                                      18                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.


     IT IS FURTHER ORDERED that within ten days of the date the proposed Code of Conduct is filed, the Hearing Division shall issue a Procedural Order setting a procedural schedule for consideration of the Code of Conduct.

     IT  IS  FURTHER   ORDERED  that  this  Decision   shall  become   effective
immediately. BY ORDER OF THE ARIZONA CORPORATION COMMISSION.



Carl J. Kunasek                                               William A. Mundell
--------------------------------------------------------------------------------
CHAIRMAN                        COMMISSIONER                        COMMISSIONER


                                        IN WITNESS WHEREOF,  I, BRIAN C. McNEIL,
                                        Executive   Secretary   of  the  Arizona
                                        Corporation Commission, have hereunto set my hand and caused the official seal of the Commission to be affixed at the Capitol, in the City of Phoenix, this 6th day of October, 1999.

                                        Brian C. McNeil
                                        -------------------------------
                                        BRIAN C. McNEIL
                                        EXECUTIVE SECRETARY

DISSENT _________________
JLR:dap

                                      19                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.



SERVICE LIST FOR:                   ARIZONA PUBLIC SERVICE COMPANY

DOCKET NOS.:                        E-01345A-98-0473, E-01345A-97-0773 and
                                    RE-00000C-94-0165

Service List for RE-00000C-94-0165

Paul A. Bullis, Chief Counsel
LEGAL DIVISION
1200 W. Washington Street
Phoenix, Arizona 85007

Utilities Division Director
ARIZONA CORPORATION COMMISSION
1200 W. Washington Street
Phoenix, Arizona 85007








                                      20                      DECISION NO. 61973

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                  ATTACHMENT 1

                              SETTLEMENT AGREEMENT

                                  May 14, 1999

      This settlement agreement ("Agreement") is entered into as of May 14, 1999, by Arizona Public Service Company ("APS" or the "Company") and the various signatories to this Agreement (collectively, the "Parties") for the purpose of establishing terms and conditions for the introduction of competition in generation and other competitive services that are just, reasonable and in the public interest.

                                  INTRODUCTION

      In Decision No. 59943, dated December 26, 1996, the Arizona Corporation Commission ("ACC" or the "Commission") established a "framework" for introduction of competitive electric services throughout the territories of public service corporations in Arizona in the rules adopted in A.A.C. R14-2-1601 ET SEQ. (collectively, "Electric Competition Rules" as they may be amended from time to time). The Electric Competition Rules established by that order contemplated future changes to such rules and the possibility of waivers or amendments for particular companies under appropriate circumstances. Since their initial issuance, the Electric Competition Rules have been amended several times and are currently stayed pursuant to Decision No. 61311, dated January 5, 1999. During this time, APS, Commission Staff and other interested parties have participated in a number of proceedings, workshops, public comment sessions and individual negotiations in order to further refine and develop a restructured utility industry in Arizona that will provide meaningful customer choice in a manner that is just, reasonable and in the public interest.

      This Agreement establishes the agreed upon transition for APS to a restructured entity and will provide customers with competitive choices for generation and certain other retail services. The Parties believe this Agreement will produce benefits for all customers through implementing customer choice and providing rate reductions so that the APS service territory may benefit from economic growth. The Parties also believe this Agreement will fairly treat APS and its shareholders by providing a reasonable opportunity to recover prudently incurred investments and costs, including stranded costs and regulatory assets.

      Specifically, the Parties believe the Agreement is in the public interest for the following reasons. FIRST, customers will receive substantial rate reductions. SECOND, competition will be promoted through the introduction of retail access faster than would have been possible without this Agreement and by the functional separation of APS' power production and delivery functions. THIRD, economic development and the environment will

                                              DOCKET NO. E-01345A-98-0473 ET AL.


benefit through guaranteed rate reductions and the continuation of renewable and energy efficiency programs. FOURTH, universal service coverage will be maintained through APS' low income assistance programs and establishment of "provider of last resort" obligations on APS for customers who do not wish to participate in retail access. FIFTH, APS will be able to recover its regulatory assets and stranded costs as provided for in this Agreement without the necessity of a general rate proceeding. SIXTH, substantial litigation and associated costs will be avoided by amicably resolving a number of important and contentious issues that have already been raised in the courts and before the Commission. Absent approval by the Commission of the settlement reflected by this Agreement, APS would seek full stranded cost recovery and pursue other rate and competitive restructuring provisions different than provided for herein. The other Parties would challenge at least portions of APS' requested relief, including the recovery of all stranded costs. The resulting regulatory hearings and related court appeals would delay the start of competition and drain the resources of all Parties.

      NOW, THEREFORE, APS and the Parties agree to the following provisions which they believe to be just, reasonable and in the public interest:


                               TERMS OF AGREEMENT

                                     ARTICLE I
                         IMPLEMENTATION OF RETAIL ACCESS

      1.1 The APS distribution system shall be open for retail access on July 1, 1999; provided, however, that such retail access to electric generation and other competitive electric services suppliers will be phased in for customers in APS' service territory in accordance with the proposed Electric Competition Rules, as and when such rules become effective, with an additional 140 MW being made available to eligible non-residential customers. The Parties shall urge the Commission to approve Electric Competition Rules, at least on an emergency basis, so that meaningful retail access can begin by July 1, 1999. Unless subject to judicial or regulatory restraint, APS shall open its distribution system to retail access for all customers on January 1, 2001.

      1.2 APS will make retail access available to residential customers pursuant to its December 21, 1998, filing with the Commission.

      1.3 The Parties acknowledge that APS' ability to offer retail access is contingent upon numerous conditions and circumstances, a number of which are not within the direct control of the Parties. Accordingly, the Parties agree that it may become necessary to modify the terms of retail access to account for such factors, and they further agree to address such matters in good faith and to cooperate in an effort to propose joint resolutions of any such matters.

                                              DOCKET NO. E-01345A-98-0473 ET AL.


      1.4. APS agrees to the amendment and modification of its Certificate(s) of Convenience and Necessity to permit retail access consistent with the terms of this Agreement. The Commission order adopting this Agreement shall constitute the necessary Commission Order amending and modifying APS' CC&Ns to permit retail access consistent with the terms of this Agreement.

                                   ARTICLE II
                                  RATE MATTERS

      2.1. The Company's unbundled rates and charges attached hereto as Exhibit A will be effective as of July 1, 1999. The Company's presently authorized rates and charges shall be deemed its standard offer ("Standard Offer") rates for purposes of this Agreement and the Electric Competition Rules. Bills for Standard Offer service shall indicate individual unbundled service components to the extent required by the Electric Competition Rules.

      2.2. Future reductions of standard offer tariff rates of 1.5% for customers having loads of less than 3 MW shall be effective as of July 1, 1999, July 1, 2000, July 1, 2001, July 1, 2002, and July 1, 2003, upon the filing and Commission acceptance of revised tariff sheets reflecting such decreases. For customers having loads greater than 3 MW served on Rate Schedules E-34 and E-35, Standard Offer tariff rates will be reduced: 1.5% effective July 1, 1999; 1.5% effective July 1, 2000; 1.25% effective July 1, 2001; and .75% effective July 1, 2002. The 1.5% Standard Offer rate reduction to be effective July 1, 1999, includes the rate reduction otherwise required by Decision No. 59601. Such decreases shall become effective by the filing with and acceptance by the Commission of revised tariff sheets reflecting each decrease.

      2.3. Customers greater than 3 MW who choose a direct access supplier must give APS one year's advance notice before being eligible to return to Standard Offer service.

      2.4. Unbundled rates shall be reduced in the amounts and at the dates set forth in Exhibit A attached hereto upon the filing and Commission acceptance of revised tariff sheets reflecting such decreases.

      2.5. This Agreement shall not preclude APS from requesting, or the Commission from approving, changes to specific rate schedules or terms and conditions of service, or the approval of new rates or terms and conditions of service, that do not significantly affect the overall earnings of the Company or materially modify the tariffs or increase the rates approved in this Agreement. Nothing contained in this Agreement shall preclude APS from filing changes to its tariffs or terms and conditions of service which are not inconsistent with its obligations under this Agreement.

      2.6. Notwithstanding the rate reduction provisions stated above, the Commission shall, prior to December 31, 2002, approve an adjustment clause or clauses which

                                              DOCKET NO. E-01345A-98-0473 ET AL.


will provide full and timely recovery beginning July 1, 2004, of the reasonable and prudent costs of the following:

     (1) APS' "provider of last resort" and Standard Offer obligations for service after July 1, 2004, which costs shall be recovered only from Standard Offer and "provider of last resort" customers;

     (2) Standard Offer service to customers who have left Standard Offer service or a special contract rate for a competitive generation supplier but who desire to return to Standard Offer service, which costs shall be recovered only from Standard Offer and "provider of last resort" customers;

     (3) compliance with the Electric Competition Rules or Commission-ordered programs or directives related to the implementation of the Electric Competition Rules, as they may be amended from time to time, which costs shall be recovered from all customers receiving services from APS; and

     (4) Commission-approved system benefit programs or levels not included in Standard Offer rates as of June 30, 1999, which costs shall be recovered from all customers receiving services from APS.

By June 1, 2002, APS shall file an application for an adjustment clause or clauses, together with a proposed plan of administration, and supporting testimony. The Commission shall thereafter issue a procedural order setting such adjustment clause application for hearing and including reasonable provisions for participation by other parties. The Commission order approving the adjustment clauses shall also establish reasonable procedures pursuant to which the Commission, Commission Staff and interested parties may review the costs to be recovered. By June 30, 2003, APS will file its request for the specific adjustment clause factors which shall, after hearing and Commission approval, become effective July 1, 2004. APS shall be allowed to defer costs covered by this Section 2.6 when incurred for later full recovery pursuant to such adjustment clause or clauses, including a reasonable return.

      2.7. By June 30, 2003, APS shall file a general rate case with prefiled testimony and supporting schedules and exhibits; provided, however, that any rate changes resulting therefrom shall not become effective prior to July 1, 2004.

      2.8. APS shall not be prevented from seeking a change in unbundled or Standard Offer rates prior to July 1, 2004, in the event of (a) conditions or circumstances which constitute an emergency, such as the inability to finance on reasonable terms, or (b) material changes in APS' cost of service for Commission regulated services resulting from federal, tribal,

                                              DOCKET NO. E-01345A-98-0473 ET AL.


state or local laws, regulatory requirements, judicial decision, actions or orders. Except for the changes otherwise specifically contemplated by this Agreement, unbundled and Standard Offer rates shall remain unchanged until at least July 1, 2004.

                                   ARTICLE III
                      REGULATORY ASSETS AND STRANDED COSTS

      3.1. APS currently recovers regulatory assets through July 1, 2004, pursuant to Commission Decision No. 59601 in accordance with the provisions of this Agreement.

      3.2. APS has demonstrated that its allowable stranded costs after mitigation (which result from the impact of retail access), exclusive of regulatory assets, are at least $533 million net present value.

      3.3. The Parties agree that APS should not be allowed to recover $183 million net present value of the amounts included above. APS shall have a reasonable opportunity to recover $350 million net present value through a competitive transition charge ("CTC") set forth in Exhibit A attached hereto. Such CTC shall remain in effect until December 31, 2004, at which time it will terminate. If by that date APS has recovered more or less than $350 million net present value, as calculated in accordance with Exhibit B attached hereto, then the nominal dollars associated with any excess recovery/under recovery shall be credited/debited against the costs subject to recovery under the adjustment clause set forth in Section 2.6(3).

      3.4. The regulatory assets to be recovered under this Agreement, after giving effect to the adjustments set forth in Section 3.3, shall be amortized in accordance with Schedule C of Exhibit A attached hereto.

      3.5. Neither the Parties nor the Commission shall take any action that would diminish the recovery of APS' stranded costs or regulatory assets provided for herein. The Company's willingness to enter into this Agreement is based upon the Commission's irrevocable promise to permit recovery of the Company's regulatory assets and stranded costs as provided herein. Such promise by the Commission shall survive the expiration of the Agreement and shall be specifically enforceable against this and any future Commission.

                                   ARTICLE IV
                               CORPORATE STRUCTURE

      4.1. The Commission will approve the formation of an affiliate or affiliates of APS to acquire at book value the competitive services assets as currently required by the Electric Competition Rules. In order to facilitate the separation of such assets efficiently and at the lowest possible cost, the Commission shall grant APS a two-year extension of time until

                                              DOCKET NO. E-01345A-98-0473 ET AL.


December 31, 2002, to accomplish such separation. A similar two-year extension shall be authorized for compliance with A.A.C. R14-2-1606(B).

      4.2. Approval of this Agreement by the Commission shall be deemed to constitute all requisite Commission approvals for (1) the creation by APS or its parent of new corporate affiliates to provide competitive services including, but not limited to, generation sales and power marketing, and the transfer thereto of APS' generation assets and competitive services, and (2) the full and timely recovery through the adjustment clause referred to in Section 2.6 above for all of the reasonable and prudent costs so incurred in separating competitive generation assets and competitive services as required by proposed A.A.C. R14-2-1615, exclusive of the costs of transferring the APS power marketing function to an affiliate. The assets and services to be transferred shall include the items set forth on Exhibit C attached hereto. Such transfers may require various regulatory and third party approvals, consents or waivers from entities not subject to APS' control, including the FERC and the NRC. No Party to this Agreement (including the Commission) will oppose, or support opposition to, APS requests to obtain such approvals, consents or waivers.

      4.3. Pursuant to A.R.S. ss. 40-202(L), the Commission's approval of this Agreement shall exempt any competitive service provided by APS or its affiliates from the application of various provisions of A.R.S. Title 40, including A.R.S. ss.ss. 40-203, 40-204(A), 40-204(B), 40-248, 40-250, 40-251,
40-285, 40-301, 40-302, 40-303, 40-321, 40-322, 40-331, 40-332, 40-334, 40-365,
40-366, 40-367 and 40-401.

      4.4. APS' subsidiaries and affiliates (including APS' parent) may take advantage of competitive business opportunities in both energy and non-energy related businesses by establishing such unregulated affiliates as they deem appropriate, which will be free to operate in such places as they may determine. The APS affiliate or affiliates acquiring APS' generating assets may be a participant in the energy supply market within and outside of Arizona. Approval of this Agreement by the Commission shall be deemed to include the following specific determinations required under Sections 32(c) and (k)(2) of the Public Utility Holding Company Act of 1935:

         APS or an affiliate is authorized to establish a subsidiary company, which will seek exempt wholesale generator ("EWG") status from the Federal Energy Regulatory Commission, for the purposes of acquiring and owning Generation Assets.

         The Commission has determined that allowing the Generation Assets to become "eligible facilities," within the meaning of Section 32 of the Public Utility Holding Company Act ("PUHCA"), and owned by an APS EWG affiliate (1) will benefit consumers, (2) is in the public interest, and (3) does not violate Arizona law.

                                              DOCKET NO. E-01345A-98-0473 ET AL.


         The Commission has sufficient regulatory authority, resources and access to the books and records of APS and any relevant associate, affiliate, or subsidiary company to exercise its duties under Section 32(k) of PUHCA.

         APS will purchase any electric energy from its EWG affiliate at market based rates. This Commission has determined that (1) the proposed transaction will benefit consumers and does not violate Arizona law;
         (2) the proposed transaction will not provide APS' EWG affiliate an unfair competitive advantage by virtue of its affiliation with APS; (3) the proposed transaction is in the public interest.

The APS affiliate or affiliates acquiring APS' generating assets will be subject to regulation by the Commission, to the extent otherwise permitted by law, to no greater manner or extent than that manner and extent of Commission regulation imposed upon other owners or operators of generating facilities.

      4.5. The Commission's approval of this Agreement will constitute certain waivers to APS and its affiliates (including its parent) of the Commission's existing affiliate interest rules (A.A.C. R14-2-801, ET SEQ.), and the rescission of all or portions of certain prior Commission decisions, all as set forth on Exhibit D attached hereto.

      4.6. The Parties reserve their rights under Sections 205 and 206 of the Federal Power Act with respect to the rates of any APS affiliate formed under the provisions of this Article IV.

                                    ARTICLE V
                            WITHDRAWAL OF LITIGATION

      5.1. Upon receipt of a final order of the Commission approving this Agreement that is no longer subject to judicial review, APS and the Parties shall withdraw with prejudice all of their various court appeals of the Commission's competition orders.

                                   ARTICLE VI
                           APPROVAL BY THE COMMISSION

      6.1. This Agreement shall not become effective until the issuance of a final Commission order approving this Agreement without modification on or before August 1, 1999. In the event that the Commission fails to approve this Agreement without modification according to its terms on or before August 1, 1999, any Party to this Agreement may withdraw from this Agreement and shall thereafter not be bound by its provisions; provided, however, that if APS withdraws from this Agreement, the Agreement shall be null and void and of no further force and effect. In any event, the rate reduction provisions of this Agreement shall not take effect until this Agreement is approved. Parties so withdrawing shall be free to pursue

                                              DOCKET NO. E-01345A-98-0473 ET AL.


their respective positions without prejudice. Approval of this Agreement by the Commission shall make the Commission a Party to this Agreement and fully bound by its provisions.

      6.2. The Parties agree that they shall make all reasonable and good faith efforts necessary to (1) obtain final approval of this Agreement by the Commission, and (2) ensure full implementation and enforcement of all the terms and conditions set forth in this Agreement. Neither the Parties nor the Commission shall take or propose any action which would be inconsistent with the provisions of this Agreement. All Parties shall actively defend this Agreement in the event of any challenge to its validity or implementation.

                                   ARTICLE VII
                              MISCELLANEOUS MATTERS

      7.1. To the extent any provision of this Agreement is inconsistent with any existing or future Commission order, rule or regulation or is inconsistent with the Electric Competition Rules as now existing or as may be amended in the future, the provisions of this Agreement shall control and the approval of this Agreement by the Commission shall be deemed to constitute a Commission-approved variation or exemption to any conflicting provision of the Electric Competition Rules.

      7.2. The provisions of this Agreement shall be implemented and enforceable notwithstanding the pendency of a legal challenge to the Commission's approval of this Agreement, unless such implementation and enforcement is stayed or enjoined by a court having jurisdiction over the matter. If any portion of the Commission order approving this Agreement or any provision of this Agreement is declared by a court to be invalid or unlawful in any respect, then (1) APS shall have no further obligations or liability under this Agreement, including, but not limited to, any obligation to implement any future rate reductions under
Article II not then in effect, and (2) the modifications to APS' certificates of convenience and necessity referred to in Section 1.4 shall be automatically revoked, in which event APS shall use its best efforts to continue to provide noncompetitive services (as defined in the proposed Electric Competition Rules) at then current rates with respect to customer contracts then in effect for competitive generation (for the remainder of their term) to the extent not prohibited by law and subject to applicable regulatory requirements.

      7.3. The terms and provisions of this Agreement apply solely to and are binding only in the context of the purposes and results of this Agreement and none of the positions taken herein by any Party may be referred to, cited or relied upon by any other Party in any fashion as precedent or otherwise in any other proceeding before this Commission or any other regulatory agency or before any court of law for any purpose except in furtherance of the purposes and results of this Agreement.

      7.4. This Agreement represents an attempt to compromise and settle disputed claims regarding the prospective just and reasonable rate levels, and the terms and conditions

                                              DOCKET NO. E-01345A-98-0473 ET AL.


of competitive retail access, for APS in a manner consistent with the public interest and applicable legal requirements. Nothing contained in this Agreement is an admission by APS that its current rate levels or rate design are unjust or unreasonable.

      7.5. As part of this Agreement, APS commits that it will continue the APS Community Action Partnership (which includes weatherization, facility repair and replacement, bill assistance, health and safety programs and energy education) in an annual amount of at least $500,000 through July 1, 2004. Additionally, the Company will, subject to Commission approval, continue low income rates E-3 and E-4 under their current terms and conditions.

      7.6. APS shall actively support the Arizona Independent Scheduling Administrator ("AISA") and the formation of the Desert Star Independent System Operator. APS agrees to modify its OATT to be consistent with any FERC approved AISA protocols. The Parties reserve their rights with respect to any AISA protocols, including the right to challenge or seek modifications to, or waivers from, such protocols. APS shall file changes to its existing OATT consistent with this section within ten (10) days of Commission approval of this Agreement pursuant to Section 6.1.

      7.7. Within thirty (30) days of Commission approval of this Agreement pursuant to Section 6.1, APS shall serve on the Parties an Interim Code of Conduct to address inter-affiliate relationships involving APS as a utility distribution company. APS shall voluntarily comply with this Interim Code of Conduct until the Commission approves a code of conduct for APS in accordance with the Electric Competition Rules that is concurrently effective with codes of conduct for all other Affected Utilities (as defined in the Electric Competition Rules). APS shall meet and confer with the Parties prior to serving its Interim Code of Conduct.

      7.8. In the event of any disagreement over the interpretation of this Agreement or the implementation of any of the provisions of this Agreement, the Parties shall promptly convene a conference and in good faith shall attempt to resolve such disagreement.

      7.9. The obligations under this Agreement that apply for a specific term set forth herein shall expire automatically in accordance with the term specified and shall require no further action for their expiration.

      7.10. The Parties agree and recommend that the Commission schedule public meetings and hearings for consideration of this Agreement. The filing of this Agreement with the Commission shall be deemed to be the filing of a formal request for the expeditious issuance of a procedural schedule that establishes such formal hearings and public meetings as may be necessary for the Commission to approve this Agreement in accordance with

                                              DOCKET NO. E-01345A-98-0473 ET AL.


Section 6.1 and that afford interested parties adequate opportunity to comment and be heard on the terms of this Agreement consistent with applicable legal requirements.

DATED at Phoenix, Arizona, as of this 14th day of May, 1999.

RESIDENTIAL UTILITY                      ARIZONA PUBLIC SERVICE COMPANY
CONSUMER OFFICE

By  Greg Patterson                       By   Jack E. Davis
  -------------------------------             -------------------------------

Title Director                           Title President, Energy
     ----------------------------             -------------------------------
                                               Delivery & Sales
                                              -------------------------------

ARIZONA COMMUNITY ACTION                 (Party)
ASSOCIATION                              ------------------------------------

By  Janet Regner                          By
  -------------------------------             -------------------------------

Title Executive Director                  Title
     ----------------------------              ------------------------------


ARIZONANS FOR ELECTRIC CHOICE AND         (Party)
COMPETITION,* a coalition of companies     ----------------------------------
and associations in support of
competition that includes Cable Systems
International, BHP Copper, Motorola,      By
Chemical Lime, Intel, Honeywell,              -------------------------------
Allied Signal, Cyprus Climax Metals,
Asarco, Phelps Dodge, Homebuilders        Title
of Central Arizona, Arizona Mining             ------------------------------
Industry Gets Our Support, Arizona
Food Marketing Alliance, Arizona
Association of Industries, Arizona
Multi-housing Association, Arizona Rock
Products Association, Arizona Restaurant  (Party)
Association, and Arizona Retailers        -----------------------------------
Association.**

By Peter A. Woog                           By
  -------------------------------            --------------------------------

Title Chairman                             Title
     ----------------------------               -----------------------------

* Enron is not a signatory to this Agreement.

** Also included: Boeing, AZ School Board Association, National Federation of Independent Business (NFIB), AZ Hospital Association, Lockheed Martin, Abbot Labs, Raytheon

                                              DOCKET NO. E-01345A-98-0473 ET AL.


(Party)                                    (Party)
---------------------------------          ----------------------------------

By                                         By
  -------------------------------            --------------------------------

Title                                      Title
     ----------------------------               -----------------------------


(Party)                                    (Party)
---------------------------------          ----------------------------------

By                                         By
  -------------------------------            --------------------------------

Title                                      Title
     ----------------------------               -----------------------------


(Party)                                    (Party)
---------------------------------          ----------------------------------

By                                         By
  -------------------------------            --------------------------------

Title                                      Title
     ----------------------------               -----------------------------


(Party)                                    (Party)
--------------------------------            --------------------------------

By                                         By
  -------------------------------            --------------------------------

Title                                      Title
     ----------------------------               -----------------------------

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                       EXHIBIT A
                                                                         5/10/99
                                                                           DA-R1
                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                      A.C.C. No. XXXX
Phoenix, Arizona                                    Tariff or Schedule No. DA-R1
Filed by:  Alan Propper                             Original Tariff
Title:  Director, Pricing and Regulation            Effective:  XXX  XX, 1999

                                  DIRECT ACCESS
                               RESIDENTIAL SERVICE

AVAILABILITY

         This rate schedule is available in all certificated retail delivery service territory served by Company and where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

         This rate schedule is applicable to customers receiving electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. This rate schedule is applicable only to electric delivery required for residential purposes in individual private dwellings and in individually metered apartments when such service is supplied at one point of delivery and measured through one meter. For those dwellings and apartments where electric service has historically been measured through two meters, when one of the meters was installed pursuant to a water heating or space heating rate schedule no longer in effect, the electric service measured by such meters shall be combined for billing purposes.

         This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10.)

TYPE OF SERVICE

         Service shall be single phase, 60 Hertz, at one standard voltage (120/240 or 120/208 as may be selected by customer subject to availability at the customer's premise). Three phase service is furnished under the Company's Conditions Governing Extensions of Electric Distribution Lines and Services (Schedule #3). Transformation equipment is included in cost of extension. Three phase service is required for motors of an individual rated capacity of 7 1/2 HP or more.

METERING REQUIREMENTS

         All customers shall comply with the terms and conditions for load profiling or hourly metering specified in Schedule #10.

MONTHLY BILL

         The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

         A. RATE

         May - October Billing Cycles (Summer):

                       Basic                              Competitive
                     Delivery                  System     Transition
                      Service   Distribution   Benefits     Charge
                      -------   ------------   --------     ------
          $/month     $10.00

          All kWh                $0.04158    $0.00115    $0.00930

         November - April Billing Cycles (Winter):

                       Basic                              Competitive
                     Delivery                   System     Transition
                      Service   Distribution   Benefits     Charge
                      -------   ------------   --------     ------
          $/month     $10.00

          All kWh                $0.03518    $0.00115    $0.00930

         B.  MINIMUM       $ 10.00 per month


                           (CONTINUED ON REVERSE SIDE)

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                           DA-R1
                                                                 A.C.C. No. XXXX
                                                                     Page 2 of 2

      ADJUSTMENTS

      1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                  Meter             $1.30 per month
                  Meter Reading     $0.30 per month
                  Billing           $0.30 per month

      2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

         Customers served under this rate schedule are responsible for acquiring their own generation and any other required competitively supplied services from an ESP. The Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

         Customers served under this rate schedule who have on-site generation connected to the Company's electrical delivery grid shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

         This rate schedule is subject to the Company's Terms and Conditions for Standard Offer and Direct Access Services (Schedule #1) and Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                       EXHIBIT A
                                                                         5/10/99
                                                                          DA-GS1
                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                     A.C.C. No. XXXX
Phoenix, Arizona                                   Tariff or Schedule No. DA-GS1
Filed by:  Alan Propper                            Original Tariff
Title:  Director, Pricing and Regulation           Effective: XXX  XX, 1999

                                  DIRECT ACCESS
                                 GENERAL SERVICE

AVAILABILITY

         This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

         This rate schedule is applicable to customers receiving electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. This rate schedule is applicable to all electric service required when such service is supplied at one point of delivery and measured through one meter. For those customers whose electricity is delivered through more than one meter, service for each meter shall be computed separately under this rate unless conditions in accordance with the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service) are met. For those service locations where electric service has historically been measured through two meters, when one of the meters was installed pursuant to a water heating rate schedule no longer in effect, the electric service measured by such meters shall be combined for billing purposes.

         This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

         This rate schedule is not applicable to residential service, resale service or direct access service which qualifies for Rate Schedule DA-GS10.

TYPE OF SERVICE

         Service shall be single or three phase, 60 Hertz, at one standard voltage as may be selected by customer subject to availability at the customer's premise. Three phase service is furnished under the Company's Conditions Governing Extensions of Electric Distribution Lines and Services (Schedule #3). Transformation equipment is included in cost of extension. Three phase service is not furnished for motors of an individual rated capacity of less than 7 1/2 HP, except for existing facilities or where total aggregate HP of all connected three phase motors exceed 12 HP. Three phase service is required for motors of an individual rated capacity of more than 7 1/2 HP.

METERING REQUIREMENTS

         All customers shall comply with the terms and conditions for load profiling or hourly metering specified in the Company's Schedule #10.

MONTHLY BILL

         The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

         A.  RATE


         June - October Billing Cycles (Summer):

                              Basic                               Competitive
                             Delivery                   System    Transition
                             Service    Distribution    Benefits    Charge
                             -------    ------------    --------    ------

            $/month           $12.50

            Per kW over 5                 $0.721

            Per kWh for the
            first 2,500 kWh              $0.04255

            Per kWh for the
            next 100 kWh per
            kW over 5                    $0.04255

            Per kWh for the
            next 42,000 kWh              $0.02901

            Per kWh for all
            additional kWh               $0.01811

            Per all kWh                                 $0.00115

            Per all kW                                               $2.43

                           (CONTINUED ON REVERSE SIDE)

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                          DA-GS1
                                                                 A.C.C. No. XXXX
                                                                     Page 2 of 3

         A.  RATE (continued)

         November - May Billing Cycles (Winter):

                              Basic                               Competitive
                             Delivery                   System    Transition
                             Service    Distribution    Benefits    Charge
                             -------    ------------    --------    ------

            $/month           $12.50

            Per kW over 5                 $0.652

            Per kWh for the
            first 2,500 kWh              $0.03827

            Per kWh for the
            next 100 kWh per
            kW over 5                    $0.03827

            Per kWh for the
            next 42,000 kWh              $0.02600

            Per kWh for all
            additional kWh               $0.01614

            Per all kWh                                 $0.00115

            Per all kW                                               $2.43


          PRIMARY AND TRANSMISSION LEVEL SERVICE:

          1. For customers served at primary voltage (12.5kV to below 69kV), the Distribution charge will be discounted by 11.6%.
          2. For customers served at transmission voltage (69kV or higher), the Distribution charge will be discounted 52.6%.
          3. Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

          DETERMINATION OF KW

          The kW used for billing purposes shall be the average kW supplied during the 15-minute period of maximum use during the month, as determined from readings of the delivery meter.

     B. MINIMUM

          $12.50 plus $1.74 for each kW in excess of five of either the highest kW established during the 12 months ending with the current month or the minimum kW specified in the agreement for service, whichever is the greater.

     ADJUSTMENTS

     1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:
              Meter         $4.00 per month
              Meter Reading $0.30 per month
              Billing       $0.30 per month

     2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

         Customers served under this rate schedule are responsible for acquiring their own generation and any other required competitively supplied services from an ESP or under the Company's Open Access Transmission Tariff. The Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

                              (CONTINUED ON PAGE 3)

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                          DA-GS1
                                                                 A.C.C. No. XXXX
                                                                     Page 3 of 3
ON-SITE GENERATION TERMS AND CONDITIONS

         Customers served under this rate schedule who have on-site generation connected to the Company's electrical delivery grid shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

CONTRACT PERIOD

    0 - 1,999 kW:       As provided in Company's standard agreement for service.
    2,000 kW and above: Three (3) years, or longer, at Company's option for initial period when construction is required. One
                        (1) year, or longer, at Company's option when construction is not required.

TERMS AND CONDITIONS

         This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These Schedules have provisions that may affect customer's monthly bill.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                       EXHIBIT A
                                                                         5/10/99
                                                                         DA-GS10
                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. XXXX
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS10
Filed by:  Alan Propper                           Original Tariff
Title:  Director, Pricing and Regulation          Effective:  XXX  XX, 1999

                                  DIRECT ACCESS
                           EXTRA LARGE GENERAL SERVICE

AVAILABILITY

         This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

         This rate schedule is applicable to customers receiving electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. This rate schedule is applicable only to customers whose monthly maximum demand is 3,000 kW or more for three (3) consecutive months in any continuous twelve (12) month period ending with the current month. Service must be supplied at one point of delivery and measured through one meter unless otherwise specified by individual customer contract. For those customers whose electricity is delivered through more than one meter, service for each meter shall be computed separately under this rate unless conditions in accordance with the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service) are met.

         This rate schedule is not applicable to resale service.

         This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

         Service shall be three phase, 60 Hertz, at Company's standard voltages that are available within the vicinity of customer's premise.

METERING REQUIREMENTS

         All customers shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

         The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

         A. RATE

                      Basic                               Competitive
                    Delivery                    System    Transition
                     Service    Distribution    Benefits     Charge
                     -------    ------------    --------     ------

          $/month   $2,430.00

          per kW                   $3.53                      $2.82

          per kWh                $0.00999       $0.00115

         PRIMARY AND TRANSMISSION LEVEL SERVICE:

            1.    For customers served at primary voltage (12.5kV to below
                  69kV), the Distribution charge will be discounted by 4.8%.

            2. For customers served at transmission voltage (69kV or higher), the Distribution charge will be discounted 36.7%.

            3. Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25 kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

         DETERMINATION OF KW

         The kW used for billing purposes shall be the greater of:

            1. The kW used for billing purposes shall be the average kW supplied during the 15minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

            2. The minimum kW specified in the agreement for service or individual customer contract.

                           (CONTINUED ON REVERSE SIDE)

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                         DA-GS10
                                                                 A.C.C. No. XXXX
                                                                     Page 2 of 2

         B. MINIMUM

         $2,430.00 per month plus $1.74 per kW per month.

         ADJUSTMENTS

            1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter         $ 55.00 per month
                      Meter Reading $  0.30 per month
                      Billing       $  0.30 per month

            2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

         Customers served under this rate schedule are responsible for acquiring their own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

         Customers served under this rate schedule who have on-site generation connected to the Company's electrical delivery grid shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

CONTRACT PERIOD

         For service locations in:

            a) Isolated Areas: Ten (10) years, or longer, at Company's option, with standard seven (7) year termination period.

            b)    Other Areas: Three (3) years, or longer, at Company's option.

TERMS AND CONDITIONS

         This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                       EXHIBIT A
                                                                         5/13/99
                                                                         DA-GS11
                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. XXXX
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS11
Filed by:  Alan Propper                           Original Tariff
Title:  Director, Pricing and Regulation          Effective:  XXX XX, 1999

                                  DIRECT ACCESS
                                 RALSTON PURINA

AVAILABILITY

         This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

         This rate schedule is applicable only to Ralston Purina (Site #863970289) when it receives electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. Service must be supplied as specified by individual customer contract and the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service).

         This rate schedule is not applicable to resale service.

         This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

         Service shall be three phase, 60 Hertz, at 12.5 kV.

METERING REQUIREMENTS

         Customer shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

         The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

      A.    RATE

                          Basic                                  Competitive
                         Delivery                     System     Transition
                         Service     Distribution    Benefits      Charge
                         -------     ------------    --------      ------
              $/month   $2,430.00

              per kW                    $2.58                       $1.86

              per kWh                  $0.00732      $0.00115


                  DETERMINATION OF KW

                  The kW used for billing purposes shall be the greater of:

                  1. The kW used for billing purposes shall be the average kW supplied during the 15minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

                  2. The minimum kW specified in the agreement for service or individual customer contract.

      B.    MINIMUM

         $2,430.00 per month plus $1.74 per kW per month.

      ADJUSTMENTS

      1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:
                      Meter         $ 55.00 per month
                      Meter Reading $  0.30 per month
                      Billing       $  0.30 per month

      2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

                           (CONTINUED ON REVERSE SIDE)

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                         DA-GS11
                                                                 A.C.C. No. XXXX
                                                                     Page 2 of 2

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

         Customer is responsible for acquiring its own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

         If Customer has on-site generation connected to the Company's electrical delivery grid, it shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

         This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                       EXHIBIT A
                                                                         5/13/99
                                                                         DA-GS12
                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. XXXX
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS12
Filed by:  Alan Propper                           Original Tariff
Title:  Director, Pricing and Regulation          Effective:  XXX  XX, 1999

                                  DIRECT ACCESS
                                   BHP COPPER

AVAILABILITY

         This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

         This rate schedule is applicable only to BHP Copper (Site #774932285) when it receives electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. Service must be supplied as specified by individual customer contract and the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service).

         This rate schedule is not applicable to resale service.

         This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

         Service shall be three phase, 60 Hertz, at 12.5 kV or higher.

METERING REQUIREMENTS

         Customer shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

         The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

         A. RATE


                 Basic    Distribution    Distribution               Competitive
               Delivery   at Primary    at Transmission   System     Transition
                Service     Voltage         Voltage       Benefits     Charge
                -------     -------         -------       --------     ------

     $/month   $2,430.00

     per kW                  $2.35           $1.22                      $1.54

     per kWh               $0.00665        $0.00346       $0.00115


            PRIMARY AND TRANSMISSION LEVEL SERVICE:

                  Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25 kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

            DETERMINATION OF KW

                  The kW used for billing purposes shall be the greater of:

            1. The kW used for billing purposes shall be the average kW supplied during the 30minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

            2. The minimum kW specified in the agreement for service or individual customer contract.

         B. MINIMUM

            $2,430.00 per month plus $1.74 per kW per month.

                           (CONTINUED ON REVERSE SIDE)

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                         DA-GS12
                                                                 A.C.C. No. XXXX
                                                                     Page 2 of 2

            ADJUSTMENTS

            1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter         $ 55.00 per month
                      Meter Reading $  0.30 per month
                      Billing       $  0.30 per month

            2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

         Customer is responsible for acquiring its own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

         If Customer has on-site generation connected to the Company's electrical delivery grid, it shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

         This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                       EXHIBIT A
                                                                         5/13/99
                                                                         DA-GS13
                             ELECTRIC DELIVERY RATES


ARIZONA PUBLIC SERVICE COMPANY                    A.C.C. No. XXXX
Phoenix, Arizona                                  Tariff or Schedule No. DA-GS13
Filed by:  Alan Propper                           Original Tariff
Title:  Director, Pricing and Regulation          Effective:  XXX  XX, 1999

                                  DIRECT ACCESS
                                  CYPRUS BAGDAD

AVAILABILITY

         This rate schedule is available in all certificated retail delivery service territory served by Company at all points where facilities of adequate capacity and the required phase and suitable voltage are adjacent to the premises served.

APPLICATION

         This rate schedule is applicable only to Cyprus Bagdad (Site #120932284) when it receives electric energy on a direct access basis from any certificated Electric Service Provider (ESP) as defined in A.A.C. R14-2-1603. Service must be supplied as specified by individual customer contract and the Company's Schedule #4 (Totalized Metering of Multiple Service Entrance Sections At a Single Premise for Standard Offer and Direct Access Service).

         This rate schedule is not applicable to resale service.

         This rate schedule shall become effective as defined in Company's Terms and Conditions for Direct Access (Schedule #10).

TYPE OF SERVICE

         Service shall be three phase, 60 Hertz, at 115 kV or higher.

METERING REQUIREMENTS

         Customer shall comply with the terms and conditions for hourly metering specified in Schedule #10.

MONTHLY BILL

         The monthly bill shall be the greater of the amount computed under A. or B. below, including the applicable Adjustments.

         A. RATE

                      Basic                                 Competitive
                    Delivery                      System    Transition
                     Service     Distribution    Benefits     Charge
                     -------     ------------    --------     ------

          $/month   $2,430.00

          per kW                    $1.05                      $1.34

          per kWh                 $0.00298       $0.00115


            PRIMARY AND TRANSMISSION LEVEL SERVICE:

                  Pursuant to A.A.C. R14-2-1612.K.11, the Company shall retain ownership of Current Transformers (CT's) and Potential Transformers (PT's) for those customers taking service at voltage levels of more than 25 kV. For customers whose metering services are provided by an ESP, a monthly facilities charge will be billed, in addition to all other applicable charges shown above, as determined in the service contract based upon the Company's cost of CT and PT ownership, maintenance and operation.

            DETERMINATION OF KW

            The kW used for billing purposes shall be the greater of:

            1. The kW used for billing purposes shall be the average kW supplied during the 30minute period (or other period as specified by individual customer's contract) of maximum use during the month, as determined from readings of the delivery meter.

            2. The minimum kW specified in the agreement for service or individual customer contract.

         B. MINIMUM

         $2,430.00 per month plus $1.74 per kW per month, until June 30, 2004 when this minimum will no longer be applicable.

                           (CONTINUED ON REVERSE SIDE)

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                         DA-GS13
                                                                 A.C.C. No. XXXX
                                                                     Page 2 of 2

            ADJUSTMENTS

            1. When Metering, Meter Reading or Consolidated Billing are provided by the Customer's ESP, the monthly bill will be credited as follows:

                      Meter         $ 55.00 per month
                      Meter Reading $  0.30 per month
                      Billing       $  0.30 per month

            2. The monthly bill is also subject to the applicable proportionate part of any taxes, or governmental impositions which are or may in the future be assessed on the basis of gross revenues of the Company and/or the price or revenue from the electric service sold and/or the volume of energy delivered or purchased for sale and/or sold hereunder.

SERVICES ACQUIRED FROM CERTIFICATED ELECTRIC SERVICE PROVIDERS

         Customer is responsible for acquiring its own generation and any other required competitively supplied services from an ESP. T he Company will provide and bill its transmission and ancillary services on rates approved by the Federal Energy Regulatory Commission to the Scheduling Coordinator who provides transmission service to the Customer's ESP. The Customer's ESP must submit a Direct Access Service Request pursuant to the terms and conditions in Schedule #10.

ON-SITE GENERATION TERMS AND CONDITIONS

         If Customer has on-site generation connected to the Company's electrical delivery grid, it shall enter into an Agreement for Interconnection with the Company which shall establish all pertinent details related to interconnection and other required service standards. The Customer does not have the option to sell power and energy to the Company under this tariff.

TERMS AND CONDITIONS

         This rate schedule is subject to Company's Terms and Conditions for Standard Offer and Direct Access Service (Schedule #1) and the Company's Schedule #10. These schedules have provisions that may affect customer's monthly bill.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

ARIZONA PUBLIC SERVICE COMPANY
Competitive Transition Charges                                        5/10/99
By Direct Access Rate Classes                                         Schedule A

Line                                           Competition Transition Charges Effective January 1 of
----                                        ------------------------------------------------------------
 #        Direct Access Rate Class          1999       2000        2001       2002       2003       2004
----      ------------------------          ----       ----        ----       ----       ----       ----
 1   Residential, DA-R1 (per kWh)          $0.0093    $0.0084    $0.0063    $0.0056    $0.0050    $0.0036
 2   Under 3 mW, DA-GS1, (per kW/mo.)      $  2.43    $  2.20    $  1.66    $  1.46    $  1.30    $  0.94
 3   3 mW and Above, DA-GS10 (per kW/mo.)  $  2.82    $  2.55    $  1.89    $  1.72    $  1.51    $  1.09
 4   BHP Copper (per kW/mo.)               $  1.54    $  1.53    $  1.06    $  0.95    $  0.83    $  0.61
 5   Cyprus Copper (per kW/mo.)            $  1.34    $  1.46    $  1.05    $  0.94    $  0.82    $  0.61
 6   Ralston Purina (per kW/mo.)           $  1.86    $  1.98    $  1.50    $  1.34    $  1.18    $  0.87

 7   Average Retail (per kWh)              $0.0067    $0.0061    $0.0054    $0.0048    $0.0043    $0.0031

Charges are based upon recovery of $350 million NPV derived from APS' Compliance Filing of 8/21/98 as adjusted to synchronize Direct Access and Standard Offer revenue decreases.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

ARIZONA PUBLIC SERVICE COMPANY                                        Exhibit A
Distribution Charges                                                  5/13/99
By Direct Access Rate Classes                                         Schedule B

                                                                   Distribution Charges Effective January 1 of
 Line                                                     ------------------------------------------------------------
  #           Direct Access Rate Class                    1999       2000       2001      2002        2003      2004a/
 ----         ------------------------                    ----       ----       ----      ----        ----      ------
       RESIDENTIAL, DA-R1
  1           Summer per kWh                            $0.04158   $0.04041   $0.03934   $0.03837   $0.03748   $0.03689
  2           Winter per kWh                            $0.03518   $0.03419   $0.03329   $0.03247   $0.03172   $0.03122

       DA-GS1 (UNDER 3 MW)
         Summer Rates
  3        per kW for all kW over 5                     $0.721     $0.691     $  0.663   $  0.638    $ 0.615   $  0.600
  4        per kWh for the first 2,500 kWh              $0.04255   $0.04075   $0.03912   $0.03763   $0.03627   $0.03537
  5        per kWh for the next 100 kWh per kW over 5   $0.04255   $0.04075   $0.03912   $0.03763   $0.03627   $0.03537
  6        per kWh for the next 42,000 kWh              $0.02901   $0.02779   $0.02667   $0.02565   $0.02473   $0.02411
  7        per kWh for all additional kWh               $0.01811   $0.01735   $0.01665   $0.01602   $0.01544   $0.01506
         Winter Rates
  8        per kW for all kW over 5                     $0.652     $  0.624   $   0.599  $  0.576    $ 0.555   $  0.541
  9        per kWh for the first 2,500 kWh              $0.03827   $0.03666   $0.03519   $0.03385   $0.03263   $0.03182
  10       per kWh for the next 100 kWh per kW over 5   $0.03827   $0.03666   $0.03519   $0.03385   $0.03263   $0.03182
  11       per kWh for the next 42,000 kWh              $0.02600   $0.02490   $0.02390   $0.02299   $0.02216   $0.02161
  12       per kWh for all additional kWh               $0.01614   $0.01546   $0.01484   $0.01427   $0.01376   $0.01342
         Voltage Discounts
  13       Primary Voltage                                  11.6%      12.1%      12.6%      13.1%      13.6%      13.9%
  14       Transmission Voltage                             52.6%      54.9%      57.2%      59.5%      61.7%      63.3%

       DA-GS10 (3 MW AND ABOVE)
  15       per kW                                       $   3.53   $   3.33   $   3.15   $   2.98   $   2.83   $   2.73
  16       per kWh                                      $0.00999   $0.00943   $0.00892   $0.00845   $0.00802   $0.00774
          Voltage Discounts
  17       Primary Voltage Discount                          4.8%       5.1%       5.3%       5.6%       5.9%       6.2%
  18       Transmission Voltage Discount                    36.7%      38.9%      41.1%      43.4%      45.8%      47.4%

       DA-GS11 (RALSTON PURINA)
  19       per kW                                       $   2.58   $   2.71   $   2.57   $   2.44   $   2.32   $   2.25
  20       per kWh                                      $0.00732   $0.00767   $0.00727   $0.00691   $0.00657   $0.00635

       DA-GS12 (BHP COPPER)
  21      Primary Voltage Delivery  per kW              $   2.35   $   2.30   $   2.16   $   2.07   $   1.99   $   1.93
  22                                per kWh             $0.00665   $0.00651   $0.00611   $0.00585   $0.00561   $0.00546
  23      Transmission Voltage Delivery  per kW         $   1.22   $   1.17   $   1.03   $   0.94   $   0.85   $   0.80
  24                                     per kWh        $0.00346   $0.00332   $0.00292   $0.00266   $0.00242   $0.00227

       DA-GS13 (CYPRUS BAGDAD)
  25          per kW                                    $   1.05   $   1.21   $   1.03   $   0.94   $   0.85   $   0.80
  26          per kWh                                   $0.00297   $0.00343   $0.00292   $0.00266   $0.00242   $0.00227


a/ Transmission voltage customers will not pay Distribution Charges after June 30, 2004

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                      Exhibit A
                                                                      5/14/99
                                                                      Schedule C

                         ARIZONA PUBLIC SERVICE COMPANY
                     Regulatory Asset Amortization Schedule
                             (Millions of Dollars)


                                                      1/1 - 6/30
   1999       2000       2001       2002      2003      2004 1/       Total 2/
   ----       ----       ----       ----      ----      -------       --------

   164        158         145       115        86         18             686



1/    Amortization ends 6/30/2004

2/    Includes the disallowance from Section 3.3

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                   Exhibit B
                                                                   1
             Annual ACC Jurisdictional Sales of Delivered kWh or kW
                 X % then eligible for access x Applicable CTC
                                       2                   3
                     (cents/kWh or $/kW ) = Annual Recovery

1999    Residential                                   20                 .93
        General Service less than 3MW                 20                2.43
        General Service greater than 3MW              20                2.82
        BHP Copper                                    20                1.54
        Cyprus Copper                                 20                1.34
        Ralston Purina                                20                1.86

2000    Residential                                   20                 .84
        General Service less than 3MW                 20                2.20
        General Service greater than 3MW              20                2.55
        BHP Copper                                    20                1.53
        Cyprus Copper                                 20                1.46
        Ralston Purina                                20                1.98

2001    Residential                                   100                .63
        General Service less than 3MW                 100               1.66
        General Service greater than 3MW              100               1.89
        BHP Copper                                    100               1.06
        Cyprus Copper                                 100               1.05
        Ralston Purina                                100               1.50

2002    Residential                                   100                .56
        General Service less than 3MW                 100               1.46
        General Service greater than 3MW              100               1.72
        BHP Copper                                    100                .95
        Cyprus Copper                                 100                .94
        Ralston Purina                                100               1.34

2003    Residential                                   100                .50
        General Service less than 3MW                 100               1.30
        General Service greater than 3MW              100               1.51
        BHP Copper                                    100                .83
        Cyprus Copper                                 100                .82
        Ralston Purina                                100               1.18

2004    Residential                                   100                .36
        General Service less than 3MW                 100                .94
        General Service greater than 3MW              100               1.09
        BHP Copper                                    100                .61
        Cyprus Copper                                 100                .61
        Ralston Purina                                100                .87

----------
1 This formula assumes no change in APS' distribution service territory. In the event of any material change (e.g. by purchase, sale, expansion, condemnation, etc.) the formula will be adjusted such that APS receives the same opportunity to recover the agreed upon level of costs.

2 General Service unmetered loads will have a demand calculated for CTC purposes based on contract energy.

3 At the end of 2004 the net present value will be calculated to compare to the $350 million.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                                                          5/7/99

                                    EXHIBIT C


Generation assets include, but are not limited to, APS' interest in the following generating stations:

         Palo Verde
         Four Corners
         Navajo
         Cholla
         Saguaro
         Ocotillo
         West Phoenix
         Yucca
         Douglas
         Childs
         Irving

Including allocated common and general plant, support assets, associated land, fuel supplies and contracts, etc. Generation assets will not include facilities included in APS' FERC transmission rates.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                    EXHIBIT D
                             AFFILIATE RULES WAIVERS


R14-2-801(5) and R14-2-803, such that the term "reorganization" does not include, and no Commission approval is required for, corporate restructuring that does not directly involve the utility distribution company ("UDC") in the holding company. For example, the holding company may reorganize, form, buy or sell non-UDC affiliates, acquire or divest interests in non-UDC affiliates, etc., without Commission approval.

R14-2-804(A)

R14-2-805(A) shall apply only to the UDC

R14-2-805(A)(2)

R14-2-805(A)(6)

R14-2-805(A)(9), (10), and (11)

                       RECISION OF PRIOR COMMISSION ORDERS

Section X.C of the "Cogeneration and Small Power Production Policy" attached to Decision No. 52345 (July 27, 1981) regarding reporting requirements for cogeneration information.

Decision No. 55118 (July 24, 1986) - Page 15, Lines 5-1/2 through 13-1/2;
Finding of Fact No. 24 relating to reporting requirements under the abolished PPFAC.

Decision No. 55818 (December 14, 1987) in its entirety. This decision related to APS Schedule 9 (Industrial Development Rate) which was terminated by the Commission in Decision No. 59329 (October 11, 1995).

9th and 10th Ordering Paragraphs of Decision No. 56450 (April 13, 1989) regarding reporting requirements under the abolished PPFAC.

                                              DOCKET NO. E-01345A-98-0473 ET AL.

                                  ATTACHMENT 2

                         ARIZONA PUBLIC SERVICE COMPANY

                  Informational Unbundling for Standard Offer
                          Proposed Standard Offer Bill

       Sample Summer Bill on Rate E-12 at the Proposed 7/1/99 Rate Level
                    1.5% Overall Residential Class Decrease
           (1.68% decrease in energy charges from 9/1/98 Rate Level)

            The following information is proposed to be shown on the
                            customer's monthly bill:

PAGE 1, STANDARD OFFER BILL CALCULATION:

Your total energy usage this month is:                 991 kWh


Basic Service Charge                                   $  7.50
Charge for kWh used                                     100.09
Regulatory Assessment                                     0.20
Sales Tax                                                 7.06
                                                       -------
                                        TOTAL          $114.85

--------------------------------------------------------------------------------

PAGE 2, INFORMATIONAL UNBUNDLING:

Your total energy usage for this month is:             991 kWh
Your Standard Offer Bill is (see page 1):                        $114.85

IF YOU CHOOSE TO RECEIVE COMPETITIVE SERVICES FROM
AN ELECTRIC SERVICE PROVIDER, YOUR APS BILL ON
RATE DA-R1 FOR DELIVERY SERVICE WOULD INCLUDE:

          Metering Service:                        $ 1.30
          Meter Reading Service:                     0.30
          Billing Service:                           0.30
          Distribution Service:                     49.30
          System Benefits:                           1.14
          Competitive Transition Charge:             9.22
          Regulatory Assessment:                     0.12
          Sales Tax:                                 4.04
                                                   ------
     TOTAL CHARGES FOR APS DELIVERY SERVICE ONLY:                $ 65.72

          Transmission and Ancillary Services
            billed to your Electric Service
            Provider:                                            $  5.09
          Generation Services:                                   $ 44.04
                                                                 -------

     Shopping Credit to purchase competitively                   $ 49.13  or,
     supplied Generation and Transmission Service,                  4.96  cents/
     including any applicable taxes and regulatory                        kWh
     assessments